PURCHASE AND SALE AGREEMENT

Offer Date: 12/28/2021

Georgia REALTORS®

2021 Printing

A. KEY TERMS AND CONDITIONS

1. **Purchase and Sale.** The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.
   a. **Property Identification:** Address: 2658 Lovejoy Crossing Drive
   City Hampton, County Clayton, Georgia, Zip Code 30228
   MLS Number: 6981009 Tax Parcel I.D. Number: ______
   b. **Legal Description:** The legal description of the Property is *[select one of the following below]*:
   ☐ (1) attached as an exhibit hereto;
   ☐ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)
   ☑ (3) the same as described in Deed Book 12701, Page 863, et. seq., of the land records of the above county; **OR**
   ☐ (4) Land Lot(s) ______ of the ______ District, ______ Section/ GMD, Lot ______, Block ______, Unit ______, Phase/Section ______ of ______ Subdivision/Development, according to the plat recorded in Plat Book ______, Page ______, et. seq., of the land records of the above county.

2. **Purchase Price of Property to be Paid by Buyer.** $293,000.00

3. **Closing Costs.** **Seller's Contribution at Closing:** $0.00

4. **Closing Date and Possession.** Closing Date shall be 1/25/2022 with possession of the Property transferred to Buyer ☑ at Closing **OR** ☐ ____ days after Closing at ____ o'clock ☐ AM ☐ PM (attach F219 Temporary Occupancy Agreement).

5. **Holder of Earnest Money ("Holder").** (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney. [redacted]

6. **Closing Attorney/Law Firm** [redacted]

7. **Earnest Money.** Earnest Money shall be paid by ☐ check ☐ ACH ☐ cash or ☑ wire transfer of immediately available funds as follows:
   ☐ a. $______ as of the Offer Date.
   ☑ b. $10,000.00 within 3 days from the Binding Agreement Date.
   ☐ c. ______.

8. **Inspection and Due Diligence.**
   a. **Due Diligence Period:** Property is being sold subject to a Due Diligence Period of 7 days from the Binding Agreement Date.
   b. **Option Payment for Due Diligence Period:** In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:
   (1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus
   (2) shall pay Seller additional option money of $______ by ☐ check or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within ____ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at closing and shall not be refundable to Buyer unless the closing fails to occur due to the default of the Seller.

9. **Lead-Based Paint.** To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☐ was (attach F316 Lead-Based Paint Exhibit) **OR** ☑ was not built prior to 1978.

10. **Brokerage Relation**[redacted]
   a. **Buyer's Broker i**[redacted] **and is:**
   (1) ☑ representing Buyer as a client.
   (2) ☐ working with Buyer as a customer.
   (3) ☐ acting as a dual agent representing Buyer and Seller.
   (4) ☐ acting as a designated agent where: ______ has been assigned to exclusively represent Buyer.
   b. **Seller's Broker is**[redacted] **and is:**
   (1) ☐ representing Seller as a client.
   (2) ☐ working with Seller as a customer.
   (3) ☐ acting as a dual agent representing Buyer and Seller.
   (4) ☐ acting as a designated agent where: ______ has been assigned to exclusively represent Seller.
   c. **Material Relationship Disclosure:** The material relationships required to be disclosed by either Broker are as follows: None

11. **Time Limit of Offer.** The Offer set forth herein expires at 11:59 o'clock P m. on the date [redacted] 01 / 05 / 2022.

Buyer(s) Initials [redacted] Seller(s) Initials [redacted]

B. CORRESPONDING PARAGRAPHS FOR SECTION A

1. **Purchase and Sale.**
   a. **Warranty:** Seller warrants that at the time of closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement.
   b. **Examination:** Buyer may examine title and obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the closing. If Seller fails or is unable to satisfy valid title objections at or prior to the closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy since such a policy affords Buyer greater coverage.

2. **Purchase Price to be Paid by Buyer.** The Purchase Price shall be paid in U.S. Dollars at closing by wire transfer of immediately available funds, or such other form of payment acceptable to the closing attorney.

3. **Closing Costs.**
   a. **Seller's Contribution at Closing:** At closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller. The Seller shall pay the fees and costs of the closing attorney: (1) to prepare and record title curative documents and (2) for Seller not attending the closing in person.
   b. **Items Paid by Buyer:** At closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close this transaction, except as otherwise provided herein.
   c. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of closing shall be prorated as of the date of closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, Buyer and Seller shall, upon the issuance of the actual tax bill or the appeal being resolved, promptly make such financial adjustments between themselves as are necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. **Closing Date and Possession.**
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the closing date for eight (8) days upon notice to the other party given prior to or on the date of closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); (2) Buyer's mortgage lender (even in "all cash" transactions where Buyer is obtaining a mortgage loan) or the closing attorney is delayed and cannot fulfill their respective obligations by the date of closing, provided that the delay is not caused by Buyer; or (3) Buyer has not received required estimates or disclosures and Buyer is prohibited from closing under federal regulations. The party unilaterally extending the closing date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the closing date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, codes and other similar equipment pertaining to the Property.

5. **Holder of Earnest Money.** The earnest money shall be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived.

6. **Closing Attorney/Law Firm.** Buyer shall have the right to select the closing attorney to close this transaction, and hereby selects the closing attorney referenced herein. In all cases where an individual closing attorney is named in this Agreement but the closing attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the closing attorney. If Buyer's mortgage lender refuses to allow that closing attorney to close this transaction, Buyer shall select a different closing attorney acceptable to the mortgage lender. The closing attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing (including transactions where the method of payment referenced herein is "all cash"). In transactions where the Buyer does not obtain mortgage financing, the closing attorney shall represent the Buyer.

7. **Earnest Money.**
   a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.
   b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the closing of Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made. Any party may object to the proposed disbursement by giving written notice of the same to Holder within the ten (10) day notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.
   c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.
   d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages arising out of the performance by Holder of its duties; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. **Inspection and Due Diligence.**
   a. **Right to Inspect Property:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the right to enter the Property at Buyer's expense and at reasonable times (including immediately prior to closing) to inspect, examine, test, appraise and survey Property. This right to enter shall include the time period after the end of any Due Diligence Period to, among other things, and without limitation, meet contractors and vendors, measure for renovations and confirm that any agreed upon repairs have been made and the Property otherwise remains in the same condition. Seller shall cause all utilities, systems and equipment to be on so that Buyer may complete all inspections. Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages relating to the exercise of these rights and shall promptly restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was in prior to such testing or evaluation. If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at **www.dea.gov**.
   b. **Duty to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer shall have the sole duty to become familiar with neighborhood conditions that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime and school, land use, government and transportation maps and plans. It shall be Buyer's sole duty to become familiar with neighborhood conditions of concern to Buyer. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.**
   c. **Warranties Transfer:** Seller agrees to transfer to Buyer, at closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.
   d. **Property Sold "As-Is" Unless this Agreement is Subject to Due Diligence Period:**
      (1) **General:** Unless the Property is being sold subject to a Due Diligence Period referenced herein, the Property shall be sold "as-is" with all faults. Even if the Property is sold "as-is" Seller is required under Georgia law to disclose to the Buyer latent or hidden defects in the Property which Seller is aware and which could not have been discovered by the Buyer upon a reasonable inspection of the property. The inclusion of a Due Diligence Period herein shall: (a) during its term make this Agreement an option contract in which Buyer may decide to proceed or not proceed with the purchase of the Property for any or no reason; and (b) be an acknowledgement by Seller that Buyer has paid separate valuable consideration of $10 for the granting of the option.
      (2) **Purpose of Due Diligence Period:** During the Due Diligence Period, Buyer shall determine whether or not to exercise Buyer's option to proceed or not proceed with the purchase of the Property. If Buyer has concerns with the Property, Buyer may during the Due Diligence Period seek to negotiate an amendment to this Agreement to address such concerns.

(3) **Notice of Decision Not To Proceed:** Buyer shall have elected to exercise Buyer's option to purchase the Property unless prior to the end of any Due Diligence Period, Buyer notifies Seller of Buyer's decision not to proceed by delivering to Seller a notice of termination of this Agreement. In the event Buyer does not terminate this Agreement prior to the end of the Due Diligence Period, then: (a) Buyer shall have accepted the Property "as-is" subject to the terms of this Agreement; and (b) Buyer shall no longer have any right to terminate this Agreement based upon the Due Diligence Period.

e. Repairs: All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to closing.

9. Lead-Based Paint. If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978.

10. Brokerage Relationships in this Transaction.

a. Agency Disclosure: No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) No Agency Relationship: Buyer and Seller acknowledge that, if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party.

(2) Consent to Dual Agency: If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. Dual Agency Disclosure: *[Applicable only if Broker is acting as a dual agent in this transaction.]*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. Designated Agency Disclosure: If Broker in this transaction is acting as a designated agent, Buyer and Seller consent to the same and acknowledge that each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent.

b. Brokerage: Seller has agreed to pay Seller's Broker(s) a commission pursuant to a separate brokerage engagement agreement entered into between the parties and incorporated herein by reference ("Seller Brokerage Engagement Agreement"). The Seller's Broker has agreed to share that commission with the Buyer's Broker. The closing attorney is hereby authorized and directed to pay the Broker(s) at closing, their respective portions of the commissions out of the proceeds of the sale. If the sale proceeds are insufficient to pay the full commission, the party owing the commission shall pay any shortfall at closing. The acceptance by the Broker(s) of a partial real estate commission at the closing shall not relieve the party owing the same from paying the remainder after the closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of the Broker(s) claim to a commission). The Brokers herein are signing this Agreement to reflect their role in this transaction and consent to act as Holder if either of them is named as such. This Agreement and any amendment thereto shall be enforceable even without the signature of any Broker referenced herein. The broker(s) are express third-party beneficiaries to this Agreement.

c. Disclaimer: Buyer and Seller have not relied upon any advice or representations of Brokers other than what is included in this Agreement. Brokers shall have no duty to inspect the Property or to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural engineer or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation reflects the party's complete understanding as to the substance and form of the special stipulations; b) hereby adopts each special stipulation as the original work of the party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation. Buyer acknowledges that when and if Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

11. Time Limit of Offer. The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

C. OTHER TERMS AND CONDITIONS

1. **Notices.**
   a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.
   b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party herein (or subsequently provided by the party following the notice provisions herein). Notice to a party shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the party set forth herein (or subsequently provided by the party following the notice provisions herein).
   c. **When Broker Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker and any affiliated licensee of the Broker representing a party in a client relationship shall be authorized agents of the party and notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall not be effective unless the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein). Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker or the Broker's affiliated licensees are authorized to receive notices delivered by a Delivery Service. The Broker, the Broker's staff and the affiliated licensees of the Broker shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent of a client shall be an authorized agent of the client for the purposes of receiving notice.

2. **Default.**
   a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.
   b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either seek the specific performance of this Agreement or terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein.
   c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to every broker involved in this Agreement the commission the broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of commission to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.
   d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and commission claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

3. **Risk of Damage to Property.** Seller warrants that at the time of closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. At time of possession, Seller shall deliver Property clean and free of trash, debris, and personal property of Seller not identified as remaining with the Property. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of closing shall be extended until the earlier of one year from the original date of closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. **Other Provisions.**
   a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property becomes subject to a condemnation proceeding; and (2) provide Buyer with the details of the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.
   b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the closing attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.

c. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the closing attorney, mortgage lender and/or the title insurance company to meet their respective requirements.

d. **Electronic Signatures:** For all purposes herein, an electronic or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the buyer's mortgage lender or the other party.

e. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement shall be binding upon any party hereto. This Agreement may not be amended or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may not be assigned by Buyer except with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement.

f. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of closing.

g. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. Since these forms are generic and written with the interests of multiple parties in mind, they may need to be modified to meet the specific needs of the parties using them. If any party has any questions about his or her rights and obligations under any GAR form, he or she should consult an attorney. Provisions in the GAR Forms are subject to differing interpretations by our courts other than what the parties may have intended. At times, our courts may strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.

h. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.

i. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions herein, amendments hereto, or termination hereof. However, if authorized in this Agreement, Broker shall have the right to accept notice on behalf of a party. Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it may only be resolved by the written agreement of the Buyer and Seller.

j. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party.

k. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within two (2) years from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

l. **Survival of Agreement:** The following shall survive the closing of this Agreement: (1) the obligation of a party to pay a real estate commission; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) the section on condemnation; (5) the section on attorney's fees; (6) the obligations of the parties regarding ad valorem real property taxes; and (7) any obligations which the parties herein agree shall survive the closing or may be performed or fulfilled after the Closing.

m. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate. The letters "N.A." or "N/A", if used in this Agreement, shall mean "Not Applicable", except where the context would indicate otherwise.

n. **Time of Essence:** Time is of the essence of this Agreement.

5. Definitions.

a. **Banking Day**: A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.

b. **Binding Agreement Date**: The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.

c. **Broker**: In this Agreement, the term "Broker" shall mean a licensed Georgia real estate broker or brokerage firm and its affiliated licensees unless the context would indicate otherwise.

d. **Business Day**: A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.

e. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, closing attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the seller's proceeds from the closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or seller wiring instructions. The buyer and/or seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and sellers should be on special alert for: 1) emails directing the buyer and/or seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**
   a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF THE REAL ESTATE COMMISSION PAID HEREUNDER TO BROKER (EXCLUDING ANY COMMISSION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO REAL ESTATE COMMISSION IS PAID TO BROKER, THAN A SUM NOT TO EXCEED $100; AND**
   b. **NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.**

8. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement. If any such exhibit or addendum conflicts with any preceding paragraph (including any changes thereto made by the parties), said exhibit or addendum shall control:

- ☑ All Cash Sale Exhibit (F401) "A"
- ☐ Back-up Agreement Contingency Exhibit (F604) "_______"
- ☑ Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "B"
- ☑ Community Association Disclosure Exhibit (F322) "C"
- ☐ Condominium Resale Purchase and Sale Exhibit (F204) "_______"
- ☐ Conventional Loan Contingency Exhibit (F404) "_______"
- ☐ FHA Loan Contingency Exhibit (F407) "_______"
- ☐ Lead-Based Paint Exhibit (F316) "_______"
- ☐ Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
- ☐ Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
- ☐ Legal Description Exhibit (F807 or other) "_______"
- ☐ Loan Assumption Exhibit (F416) "_______"
- ☐ Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- ☑ Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "D"
- ☐ Survey of Property as Exhibit "_______"
- ☐ Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
- ☐ USDA-RD Loan Contingency Exhibit (F413) "_______"
- ☐ VA Loan Contingency Exhibit (F410) "_______"
- ☑ Other Proof of funds
- ☐ Other ____

SPECIAL STIPULATIONS: The following Special Stipulations, if conflicting with any exhibit, addendum, or preceding paragraph (including any changes thereto made by the parties), shall control:

Seller acknowledges that Buyer has the ability to reassign this contract prior to closing. We will be assigning the contract to an entity called Arrived GA Lovejoy, LLC. It is an entity that we will form once we go under contract specifically to hold the property. We, Arrived Holdings, Inc. are the sole managing authority over that LLC.

All appliances and fixtures in the home at the time of showing to remain at no cost to the buyer

☐ **Additional Special Stipulations are attached.**

By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

Buyer Acceptance and Contact Information

1 **Buyer's Signature** [redacted]

Arrived Holdings, Inc. and/or Assigns — 1/4/2022
Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

2 **Buyer's Signature**

Print or Type Name — Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

[redacted]n behalf

1 **Seller's Signature**

[redacted] — 01 / 05 / 2022
Print or Type Name — Date

[redacted]
Seller's Address for Receiving Notice

[redacted]
Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

[redacted]
Seller's E-mail Address

2 **Seller's Signature**

Print or Type Name — Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

[redacted]
Buyer Brokerage Firm

[redacted] — 1/4/2022
Broker/Affiliated Licensee Signature — Date

[redacted] — [redacted]
Print or Type Name — GA Real Estate License #

[redacted]
Licensee's Phone Number — Fax Number

[redacted]
Licensee's E-mail Address

REALTOR® Membership

[redacted]
Broker's Address

[redacted] — [redacted]
Broker's Phone Number — Fax Number

[redacted] — [redacted]
MLS Office Code — Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

[redacted]
Seller Brokerage Firm

[redacted] — 01 / 05 / 2022
Broker/Affiliated Licensee Signature — Date

[redacted] — [redacted]
Print or Type Name — GA Real Estate License #

[redacted]
Licensee's Phone Number — Fax Number

[redacted]
Licensee's Email Address

[redacted]
REALTOR® Membership

[redacted]
Broker's Address

[redacted] — [redacted]
Broker's Phone Number — Fax Number

[redacted] — [redacted]
MLS Office Code — Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of 01 / 05 / 2022
and has been filled in by [redacted].